UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE CHINA FUND, INC.
(Name of Registrant as Specified in Its Charter)

CITY OF LONDON INVESTMENT GROUP PLC CITY OF LONDON INVESTMENT MANAGEMENT COMPANY LIMITED BARRY M. OLLIFF JULIAN REID RICHARD A. SILVER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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City of London Investment Management Company Limited, together with the other participants named herein (collectively, “City of London”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees and certain business proposals at the upcoming 2018 annual meeting of stockholders of The China Fund, Inc., a Maryland corporation (the “Company”).

Please contact Saratoga Proxy Consulting LLC, which is assisting us, if you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of our proxy materials. Saratoga can be reached toll-free at (888) 368-0379.

On March 7, 2018, City of London issued the following investor presentation:

China Fund, Inc.:
The Case for City of London's Proposals

CITY OF LONDON
Investment Management Company Limited

City of London Is a Long-Term Investor in Closed-End Funds

- Founded in 1991, City of London (COL) is an Institutional Investment Manager with Assets Under Management of $5.3 billion as at end-2017
- COL primarily invests in Closed-End Funds (CEFs); the majority of AUM is invested in CEFs that provide Emerging Markets exposure
- COL is a long-term investor in CEFs, including The China Fund, Inc. (CHN), having held shares every year since 2007
- COL is, on behalf of our clients, currently the largest Shareholder in CHN, owning 27.2% of the outstanding shares

As CHN's largest shareholder, COL has continuously been constructive...

1

COL Has Attempted to Work with the CHN Board for Years

- As a long-term investor in CHN, COL has repeatedly engaged with the Board of CHN via letters, phone calls and in-person meetings
- Issues that COL has addressed with the Board during the last seven years include, but are not limited to
  - Discount Management
  - Investment Performance
  - Management of Administrative Aspects of the Fund (Net Asset Value Calculations, Capital Gains Accruals, etc.)
  - Director Compensation

COL has tried to help the CHN Board design a better Fund

2

The Board Has Failed to Manage the Fund's Discount

- In March 2012, following discussions between the Board and COL, the Board adopted a Discount Management Program (DMP)
- The DMP was effective in controlling the Fund's discount, maintaining an average of 8.5% during the year it was in effect (Source: Bloomberg)
- The Board abruptly abandoned the DMP in March 2013 once COL's ownership stake in CHN fell below 5%
- The Fund's discount during the four years since the termination of the DMP widened significantly to 12% on average (Source: Bloomberg)

The Board abandoned an effective tool in managing the Fund's discount and has negatively impacted Shareholders

3

The Board Has Failed to Manage the Fund's Discount (cont.)

CHN US Discount
0
-2
-4
-6
-8
-10
-12
-14
-16
-18
%
DMP Discontinued
COL Publicly Opposes Open Door
01-Mar-13
01-May-13
01-Jul-13
01-Sep-13
01-Nov-13
01-Jan-14
01-Mar-14
01-May-14
01-Jul-14
01-Sep-14
01-Nov-14
01-Jan-15
01-Mar-15
01-May-15
01-Jul-15
01-Sep-15
01-Nov-15
01-Jan-16
01-Mar-16
01-May-16
01-Jul-16
01-Sep-16
01-Nov-16
01-Jan-17
01-Mar-17
01-May-17
01-Jul-17
01-Sep-17
01-Nov-17
CHN US Discount
CHN US Average Discount

Source: Bloomberg

4

The Board Has Failed to Manage the Manager

- The Fund has underperformed its index by over 1% on an annualized basis since Allianz assumed Management in February 2012

Returns for the Periods Ended December 31, 2017*			
	1 Year	3 Year	Appointment of Allianz to 12/31/2017
NAV	37.92%	9.45%	8.77%
MSCI Golden Dragon Index	44.19%	12.30%	9.83%
Performance v. Index	**-6.27%**	**-2.85%**	**-1.06%**
**Annualized for periods greater than one year*			

Despite consistently underperforming the benchmark, Allianz has faced no repercussions, in the form of reduced fees, for over five years

Source: CHN Monthly Insight, Dec. 2017 & Bloomberg

5

The Board Has Failed to Manage the Manager (cont.)

- A hypothetical $10k investment in CHN's NAV at the start of 2017 would have underperformed the index
- The magnitude of this underperformance shows an absence of risk controls

$15,000.00
$14,000.00
$13,000.00
CHN Holder's $10k Investment in 2017
Indexed Holding in 2017

Source: CHN Monthly Insight, Dec. 2017 & Bloomberg

6

In Addition, the Board Has Failed to Manage Administrative Issues

- A failure to accrue for a foreseeable Capital Gains Tax resulted in a significant reduction to the NAV on October 30, 2015 (last day of the 2015 fiscal year)
- The imposition of capital gains taxes by the Chinese authorities for the period from November 2009 to November 2014 had been announced in February of 2015
- Additionally, language in the 2014 CHN Annual Report made it clear the Fund's service providers were aware of the potential for a capital gains tax liability
- By failing to properly accrue for this payment, CHN's NAV was overstated for several months, misleading Shareholders who were trading on incorrect information

Administrative issues at the Fund are a reflection of poor Audit Committee oversight

Source: Bloomberg

7

The Board's Replacement for Allianz Was Inappropriate

- When the Board finally acted in response to the consistent poor performance from Allianz, they proposed an unsuitable and unacceptable replacement
- The Board failed to get reasonable Shareholder input regarding who would be an acceptable Manager
- The proposed replacement, Open Door Investment Management, had a troubling history with CHN, of which the Board was aware
- A principal of Open Door, Chris Ruffle, previously managed CHN and was sanctioned by the SEC for an investment decision as the Portfolio Manager of CHN that had adversely impacted Shareholders
- Although Mr. Ruffle was not named as the proposed new Portfolio Manager of CHN, he was one of only two principals at Open Door, and COL believed he would have been involved in the running of the Fund
- The named Portfolio Manager, Shifeng Ke, had worked alongside Mr. Ruffle during his prior tenure at CHN and was present at the point the sanctioned action took place

While a new Manager was needed, Shareholders deserved one without a questionable history at the Fund

8

COL Was Transparent with the Board and the Market Regarding its Decision to Vote Against Open Door

- COL considered Open Door a highly inappropriate selection to replace Allianz due to its troubling history with CHN
- COL informed the Board via multiple public letters that it would not support the appointment of Open Door, but the Board proceeded regardless, without engaging COL on another replacement
- COL voted against the appointment at three separate EGMs and publicly encouraged other Shareholders to vote against as well
- Despite three attempts via two adjournments, the Board was unsuccessful in winning sufficient Shareholder support for Open Door and Allianz remained CHN's investment manager
- The Board's failure to make a credible choice wasted Shareholder time and money

The Board refused to engage reasonably with Shareholders to find a better solution

9

The Board Has Failed Shareholders at Almost Every Turn

- The Board abandoned an effective tool in managing the Fund's discount and has significantly harmed Shareholders, allowing the discount to widen unchecked
- The Board has not taken effective action to address Allianz's habitual underperformance
- When the Board finally acted, it did not engage with Shareholders, selected an inappropriate replacement, and wasted Shareholder resources on a protracted and ultimately failed effort to install them
- The Board has continued to reward itself with pay increases and lavish trips to China while Shareholders suffer from poor NAV performance and an excessively wide discount

The Board needs new Directors who Shareholders can trust will be accountable and responsive to Shareholders

10

Shareholders Need a Board That Will Support Them

- COL has proposed two new directors: Julian Reid and Rich Silver
- Both currently serve on the board of The Korea Fund (KF), a Closed-End Fund listed on the NYSE
- The KF Board has exhibited responsible Corporate Governance and a strong commitment to serving Shareholders
  - The KF Board uses a combination of occasional Tender Offers and daily buybacks to control the discount
  - The KF Board has worked with the Fund's Manager to address issues regarding performance
  - The KF Board regularly engages with Shareholders to ensure they are satisfied with their investment in KF

11

Korea Fund's Discount Management Efforts Have Worked

CHN US - Premium/Discount
KF US - Premium/Discount
%
-4
-6
-8
-10
-12
-14
-16
-18
31-Dec-12
31-Mar-13
30-Jun-13
30-Sep-13
31-Dec-13
31-Mar-14
30-Jun-14
30-Sep-14
31-Dec-14
31-Mar-15
30-Jun-15
30-Sep-15
31-Dec-15
31-Mar-16
30-Jun-16
30-Sep-16
31-Dec-16
31-Mar-17
30-Jun-17
30-Sep-17

Source: Bloomberg

12

The CHN Directors Should Be Replaced

- The Directors up for re-election are Joe Rogers and Richard Shore
  - Mr. Rogers has served on the Board for an excessive length of time – 26 years – and as Chairman presided over the termination of the DMP, the long-term poor performance of Allianz and the multiple failed attempts to install Open Door
  - Mr. Shore's brief CV makes no mention of CEFs or prior investment experience; his background is in law and insurance, neither of which are relevant to CHN
  - Mr. Rogers owns only 3,245 shares of CHN and Mr. Shore owns no shares – their interests clearly are not aligned with Shareholders
  - The Board's failure to provide oversight over the Fund's accounting service providers that contributed to the Fund's announcement of a $2 million tax liability on the last day of its 2015 fiscal year

Our Proposed Directors have more relevant experience and have demonstrated a commitment to responsible corporate governance

13

The CHN Board is Entrenched and Not Responsive to Shareholders

- ***CHN refused to provide NOBO list to COL.*** In connection with the proxy contest, COL submitted a request to CHN for a NOBO list, record holder list, related shareholder list materials and CHN's current By-Laws. 20 days after the request, CHN finally sent a record holder list and the By-Laws, but no NOBO list. CHN's failure to provide the NOBO list is a clear attempt to prevent COL from contacting shareholders regarding the important and fundamental issues involved at the upcoming annual meeting of shareholders.
- ***Classified board structure entrenches Board.*** The classified board structure in place at CHN serves to entrench the Board and block shareholders from annually electing their chosen representatives.

The CHN Board should not be afraid of a fully informed vote of shareholders!

14

COL has Proposed Experienced, Reputable Directors

Julian Reid, age 74

- 40 years in the global financial services industry specializing particularly in Asia.
- Since 2004 he has been Chairman of The Korea Fund, Inc. (NYSE:KF), a single-country, closed-end fund with approximately $280 million in assets.
- Mr. Reid served as a Director of Jardine Fleming China Region Fund, Inc. (NYSE: JFC), a closed-end fund investing in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan, and Macau, from May 1998 until its dissolution in July 2017.
- In addition, Mr. Reid has served as the Chief Executive of 3a Funds Group, a macro-style investment manager specializing particularly in Asian securities, from 2002 to December 2012.
- Director and Chairman of Morgan's Walk Properties Limited, the management company of a London residential development, from 2002 to 2008.

15

COL has Proposed Experienced, Reputable Directors

Julian Reid (continued)

- Director and Chairman of Prosperity Voskhod Fund Ltd. (LSE: PVF), a London listed, closed-end, limited life fund pursuing an event-driven and restructuring strategy, from October 2006 to October 2016.
- Director and Chairman of JM Properties Limited, a Gibraltar-, subsequently Malta-based, UK property development company over 6 years to 2014.
- Mr. Reid is an Affiliate of the Securities Industry of Australia and has been licensed by the respective regulatory bodies in the United Kingdom, Hong Kong, Singapore and Australia.
- In 2007, Mr. Reid was named “Small Board Trustee of the Year” by Fund Directions, a U.S. publication focusing on corporate governance issues, for his work as the independent chairman of The Korea Fund, Inc.
- **COL believes Mr. Reid’s 40 years’ domestic and international closed-end fund experience, his service as the chairman and director of numerous closed-end funds, and his knowledge of the Asian environment will make him a valuable addition to the CHN Board**

16

COL has Proposed Experienced, Reputable Directors

Richard A. Silver, age 71

- Currently serves as an Independent Director and Chair of the Audit & Compliance Committee of The Korea Fund, Inc. (NYSE: KF), a single-country closed-end fund with approximately $280 million in assets, since July 2006.
- Mr. Silver has more than 30 years of senior executive experience in the investment management industry.
- Previously served as Treasurer and Chief Financial Officer for the entire family of mutual funds managed by Fidelity Management & Research Co., from 1997 to 2000, and as Executive Vice President for Fidelity Investments, from 2000 to 2005, during which time he oversaw accounting, financial reporting and related operations for more than 400 mutual funds and 2,300 other investment portfolios.

17

COL has Proposed Experienced, Reputable Directors

Richard A. Silver (continued)

- Served as Senior Vice President, Treasurer and Chief Financial Officer of The Colonial Group, Inc. for nearly 19 years, heading the Fund's financial services group.
- In addition, Mr. Silver served as the chairman of the Accounting/Treasurers' Committee of the Investment Company Institute for approximately seven years.
- Mr. Silver received his B.S. in Accounting from Bentley University and his M.B.A. from Suffolk University.
- **COL believes Mr. Silver's more than 30 years of experience as a senior executive in the investment management industry well qualifies him to serve on the CHN Board.**

18

Terminating Allianz is a Necessity

- The Board, led by Joe Rogers, proposed replacing Allianz in March 2017
- Following the third failure to install Open Door in September 2017, the Board has not announced further plans regarding the replacement of Allianz
- Shareholders cannot be expected to have confidence in Allianz, which needs to be removed and replaced, yet the Board is unwilling or unable to do so
- The Board's criticism of COL for not proposing a replacement is a dereliction of duty – **that is the Board's job**
- If Allianz is terminated, the Board can hire an interim Manager for up to 150 days, which we believe would provide adequate time for the Board to find a suitable replacement

Shareholders must act now to terminate Allianz so a suitable replacement can be found

19

COL Hopes its Proposals Will Effect Real Change at CHN

- CHN Shareholders need to effect change on the Board so they can trust Directors will be accountable and responsive to Shareholders
- COL has made the following binding proposals:
  - Termination of the Investment Management contract with Allianz
  - Election of two highly-qualified, independent, well-proven Directors to replace the existing Directors who are up for re-election
- COL intends to support the new Directors in taking steps to improve the Fund's investment management and corporate governance, and determine a path forward for CHN that is in the best interests of Shareholders

20

IMPORTANT INFORMATION

City of London Investment Management Company Limited is authorised and regulated by the Financial Conduct Authority, registered as an investment advisor with the Securities and Exchange Commission and regulated by the Dubai Financial Services Authority. This presentation is for discussion and general informational purposes only. This presentation is not an offer to sell or the solicitation of an offer to buy interests in a fund or investment vehicle managed by City of London Investment Management Company Limited or any other participant in its solicitation (collectively, "COL") and is being provided to you for informational purposes only. The views expressed herein represent the opinions of COL, and are based on publicly available information with respect to The China Fund, Inc. (the "Fund"). Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Fund with the Securities and Exchange Commission and other sources. All reasonable care has been taken in the preparation of this information. No responsibility can be accepted under any circumstances for errors of fact or omission.

Some of the information in this document may contain projections or other forward looking statements regarding future events or future financial performance of countries, markets or companies. These statements are only predictions and actual events or results may differ materially. Emerging market securities carry special risks, such as less developed or less efficient trading markets, a lack of company information, and differing auditing and legal standards. The securities markets of emerging market countries can be extremely volatile; performance can also be influenced by political, social, and economic factors affecting companies in these countries. Values may fall as well as rise and you may not get back the amount invested. Past performance is no guarantee of future results.

21